Exhibit 99.2

MindMed Announces Pricing of Public Offering of Common Shares and Warrants

New York, September 27, 2022 (GLOBE NEWSWIRE) – Mind Medicine (MindMed) Inc. (“MindMed”) (NASDAQ: MNMD) (NEO: MMED), a clinical stage biopharmaceutical company developing novel products to treat brain health disorders, today announced the pricing of its underwritten public offering of 7,058,823 common shares, together with accompanying warrants to purchase 7,058,823 common shares. The combined offering price to the public of each common share and accompanying warrant is $4.25. Each common share will be sold in combination with an accompanying warrant, and each warrant is exercisable to purchase one common share. The accompanying warrant will be immediately exercisable and has an exercise price of $4.25 per common share and expires five years from the date of issuance.

All of the securities are being sold by MindMed. The gross proceeds from the offering to MindMed are expected to be approximately $30 million, before deducting underwriting discounts and commissions and offering expenses. The offering is expected to close on or about September 30, 2022, subject to customary closing conditions. No distribution under the underwritten public offering shall occur in Canada or to a person resident in Canada.

RBC Capital Markets and Cantor are acting as lead joint book-running managers for the offering. Oppenheimer & Co. is acting as a joint book-running manager for the offering.

A shelf registration statement relating to this offering was filed with the Securities and Exchange Commission (“SEC”) on May 4, 2022, and declared effective by the SEC on May 16, 2022. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov or on SEDAR at www.sedar.com. A final prospectus supplement and accompanying prospectus will be filed with the SEC and will be available on the SEC’s website at www.sec.gov or on SEDAR at www.sedar.com. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting RBC Capital Markets, Attention: Equity Capital Markets, 200 Vesey Street, 8th Floor, New York, NY 10281, or by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com or by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 4th Floor, New York, NY 10022, or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About MindMed

MindMed is a clinical stage biopharmaceutical company developing novel products to treat brain health disorders. We are developing a pipeline of innovative drug candidates, with and without acute perceptual effects, targeting the serotonin, dopamine and acetylcholine systems.

MindMed trades on the NASDAQ under the symbol MNMD and on the Canadian NEO Exchange under the symbol MMED.

Forward-Looking Statements

Certain statements in this news release related to MindMed constitute “forward-looking information” within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as “will”, “may”, “should”, “could”, “intend”, “estimate”, “plan”, “anticipate”, “expect”, “believe”, “potential” or “continue”, or the negative thereof or similar variations. Forward-looking information in this news release includes, but is not limited to, the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. There are numerous risks and uncertainties that could cause actual results and MindMed’s plans and objectives to differ materially from those expressed in the forward-looking information, such as those risks discussed or referred to herein and the risks described in MindMed’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Quarterly Report on Form 10-Q for the period ended June 30, 2022 under headings such as “Special Note Regarding Forward-Looking Statements,” and “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings and furnishings made by MindMed with the securities regulatory authorities in all provinces and territories of Canada which are available under MindMed’s profile on SEDAR at www.sedar.com and with the SEC on EDGAR at www.sec.gov. Except as required by law, MindMed undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

For Media: media@mindmed.co

For Investors: ir@mindmed.co